Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-91369) of Aether Systems, Inc. (the “Company”) pertaining to the Company’s 1999 Equity Incentive Plan, the Company’s Registration Statement (Form S-8 No. 333-52220) pertaining to the Company’s 1999 Equity Incentive Plan, the Company’s Registration Statement (Form S-8 No 333-52222) pertaining to the Company’s Acquisitions Incentive Plan, the Company’s Registration Statement (Form S-3 No 333-48898) pertaining to 1,143,949 shares of the Company’s common stock, the Company’s Registration Statement (Form S-3 No 333-56154) pertaining to 3,023,560 shares of the Company’s common stock, the Company’s Registration Statement (Form S-3 No 333-64264) pertaining to 245,973 shares of the Company’s common stock and the Company’s Registration Statement (Form S-3 No 333-74428) pertaining to 752,483 shares of the Company’s common stock, of our report with respect to the financial statements of Sila Communications Limited dated February 5, 2002 included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

London, England

March 12, 2004